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                                                                    EXHIBIT 99.2


                            [UBS WARBURG LETTERHEAD]

                                  July 3, 2002

The Board of Directors
Seminis, Inc.
2700 Camino del Sol
Oxnard, California 93030


 Dear Members of the Board of Directors:

        We understand that Seminis, Inc., a Delaware corporation (the "Company"), is considering a transaction (the "Exchange") whereby the Company would issue to Savia, S.A. de C.V. ("Savia") shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") in exchange for the cancellation of (i) all of the outstanding shares of Class C Redeemable PIK Preferred Stock, par value $0.01 per share, of the Company (the "Class C Preferred Stock") held by Savia, together with all accrued and unpaid PIK dividends on such Class C Preferred Stock as of the date of the Exchange (the "Accrued Class C PIK Dividends") and the Remaining Class C Cash Dividends (as defined below), and (ii) any and all rights associated with the APIC (as defined below), together with all accrued and unpaid PIK dividends on the APIC as of the date of the Exchange (the "Accrued APIC PIK Dividends") and all accrued and unpaid cash dividends on the APIC as of the date of the Exchange (the "Accrued APIC Cash Dividends"). As used herein, "Remaining Class C Cash Dividends" means
(i) the amount of all accrued and unpaid cash dividends on the Class C Preferred Stock held by Savia as of the date of the Exchange less (ii) an amount equal to $15,000,000, representing accrued and unpaid cash dividends on the Class C Preferred Stock held by Savia as of the date of the Exchange that the Company has agreed to pay in cash pursuant to the Exchange Agreement (as defined below). The terms and conditions, of the Exchange are more fully set forth in the Exchange Agreement, dated as of July 3, 2002 (the "Exchange Agreement"), by and between Savia and the Company.

        Savia and its affiliates are referred to herein, collectively, as the "Affiliated Stockholders." The Class A Common Stock and the Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock") are referred to herein, together, as the "Common Stock." The term "Public Stockholders," as used herein, means holders of Common Stock, in each case other than the Affiliated Stockholders and other than holders of Class B Common Stock that also hold Class B Redeemable


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Preferred Stock, par value $0.01 per share, of the Company (the "Class B
Preferred Stock").

        We understand, and have assumed for purposes of this opinion, that Savia owns as of the date hereof, and will own as of the date of the Exchange, 12,018 shares of Class C Preferred Stock (Stated Value $10,000 per share), with an aggregate liquidation preference of $120,181,364 (the "Class C Liquidation Preference"), which number of shares and liquidation preference includes Accrued Class C PIK Dividends. Such shares represent all of the issued and outstanding shares of Class C Preferred Stock. We further understand, and have assumed for purposes of this opinion, that in October and November 2000 Savia made additional capital contributions to the Company (the "APIC"), which total as of the date hereof, and which will total as of the date of the Exchange, $46,695,372 (the "APIC Liquidation Preference"), which amount includes Accrued APIC PIK Dividends. We also understand, and have assumed for purposes of this opinion, that the Remaining Class C Cash Dividends equal $3,010,738 and the Accrued APIC Cash Dividends equal $6,997,911.

        The Exchange Agreement provides that in the Exchange Savia would receive an aggregate of 37,669,480 shares of Class A Common Stock (the "Consideration") in exchange for the cancellation of the Class C Liquidation Preference, the APIC Liquidation Preference, the Remaining Class C Cash Dividends and the Accrued APIC Cash Dividends.

        At the direction of the Company, we have assumed for purposes of this opinion that the APIC has legal and economic rights and terms equivalent in all respects to those of shares of Class C Preferred Stock having an aggregate liquidation preference (including accrued and unpaid PIK dividends thereon) equal to $46,695,372, which rights include the right to receive or accrue dividends thereon in the same manner and form as the Class C Preferred
Stock and at a rate equivalent to the dividend rate for the Class C Preferred Stock. We further have assumed for purposes of this opinion that the Board of Directors of the Company will have adopted, prior to the consummation of the Exchange, a resolution ratifying the legal and economic rights and terms of the APIC as equivalent in all respects to those of shares of Class C Preferred Stock, as described in the immediately preceding sentence.

        You have requested our opinion as to the fairness from a financial point of view to the Public Stockholders of the Consideration to be received by Savia in the Exchange.

        UBS Warburg LLC ("UBSW") has acted, and continues to act, as restructuring and strategic advisor to the Board of Directors of the Company in connection with the Exchange, certain other refinancing and recapitalization transactions and certain other proposed transactions and has received or will receive fees for its services in such


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capacities. Such capacities include, among others, UBSW acting as book manager for the proposed debt offering by the Company and UBSW participating in the Company's proposed new credit facility, in each case, for which UBSW will receive a fee for its services. UBSW also will receive a fee upon delivery of this opinion. In the past, UBSW and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, UBSW, its successors and affiliates may trade securities of the Company and Savia for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion does not address the Company's underlying business decision to effect the Exchange. At your direction, we have not been asked to, nor do we, offer any opinion as to the structure or form of the Exchange. Our opinion also does not address the timing or initiation of the Exchange or the process or procedures followed by the Board of Directors of the Company or the Special Committee of Independent Directors. At your direction, we have not been asked to, nor do we, express any opinion to the Affiliated Stockholders or to the holders of Class B Preferred Stock or any Opinion with respect to the fairness from a financial point of view to the Affiliated Stockholders or to the holders of Class B Preferred Stock of the Consideration to be received by Savia in the Exchange. We also express no opinion as to the prices at which the Common Stock may trade in the future. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Exchange Agreement does not differ in any material respect from the draft that we have examined, and that the parties to the Exchange Agreement will comply with all the material terms of the Exchange Agreement.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and were not publicly available, (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company, (iv) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company, (v) compared the financial terms of the Class C Preferred Stock with the publicly available financial terms of certain other securities which we believe to be generally relevant, (vi) considered certain pro forma effects of the Exchange on the Company's financial statements prepared by Company management, (vii) reviewed a draft of the Exchange Agreement and (viii) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.


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        In connection with our review, at your direction, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, pro forma effects and other calculations, financial information and data prepared by the Company, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In this regard we note that market conditions on the date hereof are unusually volatile and we have, with your approval, assumed that these conditions are temporary.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by Savia in the Exchange is fair, from a financial point of view, to the Public Stockholders.


                                           Very truly yours,

                                           UBS WARBURG LLC


By: /s/ STEVEN D. SMITH                    By: /s/ JEFFREY RAICH
    ---------------------------------          ---------------------------------
    Name: Steven D. Smith                      Name: Jeffrey Raich
    Title: Managing Director                   Title: Managing Director